 Citizens Financial Services, Inc.

 Historical Total Return

 2022 Financial Performance

 Efficiency Ratio History  Finished in the 100th percentile compared to the CZFS peer group for 2022

 Return on Equity History  Finished in the 69th percentile compared to the CZFS peer group for 2022

 Return on Assets History  Finished in the 94th percentile compared to the CZFS peer group for 2022

 Cash Dividends Paid History  1% stock dividend paid in 2018, 2019, 2020, 2021, and 2022

 2022 Major Initiatives

 Major Initiatives  Opened branches in Ephrata, PA and Greenville, DE

 Major Initiatives  Opened branches in Ephrata, PA and Greenville, DE  Received approval to open a branch in Williamsport, PA

 Major Initiatives  Opened branches in Ephrata, PA and Greenville, DE  Received approval to open a branch in Williamsport, PA  Created a FCCB digital strategy

 Major Initiatives  Opened branches in Ephrata, PA and Greenville, DE  Received approval to open a branch in Williamsport, PA  Created a FCCB digital strategy  Invested in technology and third-party partnerships

 Major Initiatives  Opened branches in Ephrata, PA and Greenville, DE  Received approval to open a branch in Williamsport, PA  Created a FCCB digital strategy  Invested in technology and third-party partnerships  Announced the acquisition of HVB

 2022 Community Support

 Community Support  Donated $350,000 to 47 educational enrichment programs

 Community Support  Donated $350,000 to 47 educational enrichment programs  Provided $100,000 to support affordable housing

 Community Support  Donated $350,000 to 47 educational enrichment programs  Provided $100,000 to support affordable housing  Contributed $50,000 to support workforce development

 Community Support  Donated $350,000 to 47 educational enrichment programs  Provided $100,000 to support affordable housing  Contributed $50,000 to support workforce development  Partnered with Central PA Foodbank and Delaware Foodbank

 Community Support  Donated $350,000 to 47 educational enrichment programs  Provided $100,000 to support affordable housing  Contributed $50,000 to support workforce development  Partnered with Central PA Foodbank and Delaware Foodbank  Supported Raise the Region

 Community Support  Donated $350,000 to 47 educational enrichment programs  Provided $100,000 to support affordable housing  Contributed $50,000 to support workforce development  Partnered with Central PA Foodbank and Delaware Foodbank  Supported Raise the Region  Received the Bank On Certification

 What’s in store for 2023?  Economic Interest Rate Cycle / Economic Concerns   HVB Close and Integration

 Thank you  To the entire   FCCB TEAM!